Exhibit 10(ii)

2023
Directors Restricted Stock Unit Award Agreement
under the
TrustCo Bank Corp NY
Amended and Restated 2019 Equity Incentive Plan

This Directors Restricted Stock Unit Award Agreement (this “Agreement”) under the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan (the “Plan”), dated as of the Grant Date set forth below, is made between TrustCo Bank Corp NY (the “Company”) and the participant set forth in Paragraph 3 (the “Participant”). Unless defined herein, capitalized terms are as defined in the Plan.

The Award granted in this Agreement is contingent on the Participant agreeing to be bound by all of the terms and conditions of the Plan and this Agreement by signing and returning this Agreement to the Company on or before the close of business on the thirieth business day after November 21, 2023 (that is, December 21, 2023).  If the Participant fails to return a signed copy of this Agreement to the Company on or before such date, this Award will be deemed to be voided and withdrawn and, as such, of no force or effect.

1. Grant. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant an award (the “Award”) of the number of Restricted Stock Units set forth in Paragraph 3 (the “Restricted Stock Units”). Each Restricted Stock Unit shall represent the right to receive upon settlement an amount of cash equal to the Fair Market Value of one share of Common Stock of the Company, subject to the terms and conditions set forth in this Agreement.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.

3. Award Summary.

Participant

Grant Date	November 21, 2023

Number of Restricted Stock Units:

Period of Restriction (“Vesting Date”):	November 21, 2024

With respect to outstanding unvested Awards under the Plan granted pursuant hereto, there shall be no automatic vesting of such Awards solely upon a Change-in-Control. The settlement of the Award granted in this Agreement shall otherwise be governed by Paragraph 8 below.

4. Period of Restriction. The Award of Restricted Stock Units described in this Agreement shall be subject to the Period of Restriction as set forth in Paragraph 3. For purposes of this Agreement, “Period of Restriction” means the period of time after which the Award shall be deemed “vested” and settled in cash as provided in the Plan and this Agreement.

5. Restrictions on Transfer of Restricted Stock Units. Subject to any exceptions set forth in this Agreement, the Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, or disposed of in any manner other than in accordance with the terms of the Plan.

6. Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to the Restricted Stock Units.

7. Separation from Service.

(a) Death or Disability. Notwithstanding the vesting schedule set forth in Paragraph 3, in the event of the Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the remaining unvested Restricted Stock Units shall automatically terminate (that is, the unvested Restricted Stock Units shall “vest”) as of the date of such Separation from Service, which date shall be the “Vesting Date” for the purposes of settlement of the Award.

(b) Other Separation from Service. Unless the Compensation Committee of the Board of Directors of the Company (“Committee”), in its sole discretion and insofar as permitted by the Plan, determines otherwise, in the event of the Participant’s Separation from Service during the Period of Restriction for any reason other than those set forth in Paragraph 7(a) above, then any Restricted Stock Units still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited by the Participant, and all of the Participant’s rights to such unvested Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.

8. Settlement of Restricted Stock Units. Subject to the provisions of the Plan (including, but not limited to, Section 13 of the Plan (Change in Control)), and this Agreement, after the Vesting Date as set forth in Paragraphs 3 or 7, as applicable, vested Restricted Stock Units will be settled in cash as soon as reasonably practicable following the Vesting Date; provided, however, that in no event shall such Restricted Stock Units be settled more than sixty (60) days after such Vesting Date. On such date, the Company shall pay to the Participant, in a lump sum, a cash amount equal to the value of the Restricted Stock Units based upon the Fair Market Value of the Common Stock on the Vesting Date. For purposes of this Agreement, the actual date of settlement for the vested Restricted Stock Units shall be known as the “Settlement Date.”

9. Tax Liability and Withholding.

(a) The Participant may be required to remit to the Company, and the Company shall have the right, subject to Code Section 409A, to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy any obligations for the payment of such withholding taxes.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility, and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the Restricted Stock Units; and (ii) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units and that the Participant has been advised to consult a tax advisor prior to such vesting or settlement.

10. No Right to Continued Director Service. Neither the Award nor any terms contained in this Agreement shall confer upon the Participant any express or implied right with respect to continuing the Participant’s service as a Director with the Company for any period, nor will they interfere in any way with the Participant’s right or the Company’s right (or the right of the Company’s stockholders) to terminate such relationship at any time, with or without cause, to the extent permitted by applicable law. The Participant acknowledges and agrees that any termination of the restrictions on the Restricted Stock Units awarded herein is earned only by continuing to serve as a Director of the Company, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being elected to the Board of Directors or being granted the Award.

11. The Plan. This Agreement is subject to all the terms, provisions, and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of such terms and conditions.

12. Compliance with Laws and Regulations. The award of Restricted Stock Units shall be subject in all respects to all applicable federal and state laws, rules, and regulations and any registration, qualification, approvals, or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable, including all applicable requirements of any stock exchange on which the Company’s shares of Common Stock are listed.

13. Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered by hand or electronically by e-mail to the party for whom it is intended, (i) if to the Participant, to the current home address or e-mail address on file with the Company or delivered by hand personally to Participant and (ii) if to the Company, to the address of the Company’s corporate headquarters, currently located at 5 Sarnowski Drive, Glenville, New York 12302, or such other address to which the Company has moved its corporate headquarters, to such other address that the Company may specify from time to time in a notice sent to the Participant, in each case Attention: Human Resource Department.

14. Other Plans. The Participant acknowledges that any income derived from the Restricted Stock Units shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any affiliate of the Company unless otherwise required by law and/or set forth in such other arrangements.

15. Beneficiary Designation. The Participant may, pursuant to the Plan and on a form provided by the Company, name one or more beneficiaries to whom vested benefits under this Agreement shall be paid in case of Participant’s death before Participant receives all of such benefits. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.

16. Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. The Participant hereby agrees to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to this Agreement or the Plan.

17. Section 409A.  This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

18. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19. Participant Undertaking.  The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the express provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TrustCo Bank Corp NY

By:

Robert J. McCormick
Chairman, President, and CEO
Accepted and agreed to:

Name:
Date: